EXHIBIT 99.1

VolitionRx Limited Announces Proposed Underwritten Public Offering of Common Stock

HENDERSON, Nevada, February 16, 2023 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today that it has commenced an underwritten public offering of shares of its common stock. In addition, Volition intends to grant the underwriter a 30-day option to purchase up to an additional 15% of the number of shares of common stock offered in the offering at the public offering price, less underwriting discounts and commissions. All of the shares of common stock in the offering are being offered by Volition. The final terms of the proposed offering will depend on market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Volition intends to use the net proceeds from the offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

Newbridge Securities Corporation is acting as the sole book-running manager of the offering.

The securities are being offered by Volition pursuant to a “shelf” registration statement on Form S-3 (File No. 333-259783) previously filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2021, as amended on November 4, 2021, and declared effective by the SEC on November 8, 2021. The offering is being made only by means of a prospectus supplement and an accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. A preliminary prospectus supplement and an accompanying base prospectus describing the terms of the proposed offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The final prospectus supplement relating to the offering will be filed with the SEC and will also be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, the final prospectus supplement and the accompanying base prospectus relating to the offering can also be obtained, when available, from Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com, or by telephone at (877) 447-9625.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Volition

Volition is a multi-national epigenetics company powered by Nu.Q®, its proprietary nucleosome quantification platform. Through its subsidiaries, Volition is developing simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including some cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid—an indication that disease is present.

Volition’s research and development activities are centered in Belgium, with an innovation laboratory and office in the U.S. and additional offices in London and Singapore.

Media

Louise Batchelor/Debra Daglish, Volition

mediarelations@volition.com

+44 (0)7557 774620

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Investors

Scott Powell, Volition

investorrelations@volition.com

+1 (646) 650 1351

Joseph Green, Edison Advisors

jgreen@edisongroup.com

+1 (646) 653 7030

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the timing, size and expected gross proceeds of the offering, the expected use of proceeds from the offering, the grant to the underwriter of an option to purchase additional shares of common stock, and Volition’s ability to complete the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, risks disclosed in the section titled “Risk Factors” included in the preliminary prospectus supplement filed with the SEC on February 16, 2023, and risks disclosed in other documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries.

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